SCHEDULE 14A
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Forward Industries, Inc.
(Name of Registrant as Specified In Its Charter)

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 March 3, 2006

To Our Shareholders:

Fiscal 2005 was an unprecedented year for Forward on many accounts.  Record revenues and net income far surpassed the highest previous levels in the Company's history.  We are especially proud that we were able to attract and meet the sharp increase in customer demand.  We were also successful at holding costs down as operating expenses increased only 22%, even as net sales increased 158% and net income rose at an even faster rate, by 386%.

The story in the 2005 fiscal year was sales of cell phone products which comprised 70% of our total sales: Our efforts in this area resulted in our being awarded three major in-box programs for our customers' products that received a very good, extended reception in their markets, and this drove our results of operations, accounting for 60% of total sales.  In addition, we achieved solid growth in our medical case segment and our other carrying solutions, which accounted for 23% and 7% of total sales, respectively, for the 2005 year.  Below we have highlighted the Company's key developments during this banner year, and our plans for achieving continued success.

Cellular Phone Products
Our cell phone products include cases for handsets and camera attachments, plastic belt clips, hand straps, decorative faceplates, and other decorative attachments.  Sales in this segment grew 294% to $36.6 million in fiscal 2005 primarily due to three major programs - two with Motorola and one with Nokia - in which our products were included in the box with the cell phone at the point of sale.  These "in-box" programs accounted for 60% of our total net sales for fiscal 2005.  We continue to focus on working closely with our customers to meet their design, manufacturing and delivery needs as they introduce new cell phone models.  Sales of licensed products to distributors and retailers declined 29% to $0.6 million.

Medical Cases
Sales of our carrying cases for blood glucose monitoring kits were strong in fiscal 2005, growing 37% to $11.8 million.  These cases are also packaged as an accessory "in-box" with the monitoring kits that are sold by our OEM customers, which include Abbott Labs, Bayer, Lifescan (a subsidiary of Johnson & Johnson), and Roche Diagnostics.

Other Products
Our other products include carrying solutions for items such as cameras, portable oxygen tanks, bar code scanners, and MP3 players, among others.  We customize them to meet the individual needs of our smaller OEM customers, on a made-to-order basis.  Sales of these products increased 52% to $3.5 million in fiscal 2005.  We are continually exploring other niche product lines to further expand this business.

Operating Results and Financial Position
Our operating results for fiscal 2005 were very strong, with net sales increasing 158% to $51.9 million, operating income rose 642% to $12.3 million, and net income grew 386% to $9.4 million, or $1.26 per diluted share, all record levels.

Our financial position has never been stronger.  We generated $7.1 million in cash flow from operations in fiscal 2005, and at the end of the fiscal year, the Company had $15.3 million in cash, no long-term debt, and working capital of $22.6 million.  By the end of the first quarter of fiscal 2006, our financial position became stronger still.  We view this financial strength as an integral component of our future growth.

Recognition
In October 2005, Forward was ranked #6 on Forbes' list of the 200 Best Small Companies.  Additionally, the Company was ranked #1 on Investor's Business Daily's "IBD 100" for eight consecutive weeks in calendar 2005.  We are extremely proud to be recognized in this manner.

Outlook
Following the stellar results of fiscal 2005, our fiscal 2006 first quarter results, strong in historical terms,  represent something of a transition insofar as it became clear that the three programs that drove results in 2005 were in the process of winding down.  In certain cases, volumes were much higher, but prices and margins were lower.  We anticipate that new OEM in-box programs will begin to bear fruit.  At the same time, we intend to bring greater emphasis to sales to distributors and retailers under our licenses and strengthen those customer relationships.

Based on our premier, worldwide customer base, reputation for quality, on-time delivery and agile response time, varied markets, and relatively fixed cost structure, we are enthusiastic about the Company's prospects.  With regard to fiscal 2006, our quarterly and annual results during this year will obviously face difficult comparisons to last year's results.  We started the year off strong; our first quarter 2006 results represented one of our best quarters in historical terms.  Net sales were $8.7 million and operating income was $1.2 million.  Net income was $0.8 million or $0.10 per diluted share.

Annual Meeting
We invite you to review the accompanying Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, and the proxy materials relating to our annual meeting for fiscal 2005.   The Notice of Annual Meeting and Proxy Statement that follow this letter provide information concerning matters to be considered and acted upon at the Annual Meeting.  We will provide a report on our business followed by a question and answer period at the meeting.

This year, in addition to the election of a slate of directors and ratification of the appointment of our independent accountants, we are asking shareholders to approve a plan authorizing the grant of awards of up to 400,000 shares of restricted common stock for the benefit of employees, officers, and directors.  Our 1996 Incentive Stock Plan, under which options covering approximately 1,500,000 additional shares of common stock may still be granted, expires in 2006.  If you approve the restricted stock plan, we do not intend to issue any further stock options under the 1996 plan, except for independent directors' compensation in April 2006.  We believe that it makes good sense to have the means to create incentives for existing and prospective management and other personnel.

We urge you to attend our Annual Meeting, which is being held on Thursday, April 27, 2006.  Whether or not you plan to attend, please be sure that your shares are represented by promptly signing, dating, and returning the accompanying proxy card in the enclosed postage-paid envelope or vote using the phone or Internet.

On behalf of the Board of Directors, management and employees, we thank you for your support and look forward to keeping you apprised of the Company's developments.

Sincerely,

Jerome E. Ball                                                                          Michael Schiffman
Chairman and CEO                                                                 President and COO

FORWARD INDUSTRIES, INC.
1801 Green Road
Suite E
Pompano Beach, Florida 33064

NOTICE OF ANNUAL SHAREHOLDERS' MEETING

To the Shareholders of Forward Industries, Inc., 1801 Green Road, Suite E, Pompano Beach, Florida 33064

Notice is hereby given that the Annual Shareholders' Meeting of Forward Industries, Inc. relating to the fiscal year ended September 30, 2005, will be held on Thursday, April 27, 2006, at 11:00 A.M., Eastern Daylight Time, at the executive offices of Forward, 1801 Green Road, Suite E, Pompano Beach, Florida 33064, for the following purposes:

1.             To elect a Board of Directors for the current year.

2.             To approve the Forward Industries, Inc. 2006 Restricted Stock Plan.

3.             To ratify the appointment of Kaufman, Rossin & Co., P.A., as our independent registered public accounting firm for the fiscal year ending September 30, 2006.

4.             To transact such other business as may properly come before the meeting.

All shareholders are invited to attend the meeting.  Only shareholders of record at the close of business on March 6, 2006, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.  A complete list of shareholders entitled to notice of and to vote at the meeting will be open to examination by shareholders beginning ten days prior to the annual meeting for any purpose germane to the annual meeting during normal business hours at the office of the Secretary of Forward Industries, 1801 Green Road, Suite E, Pompano Beach, Florida 33064.

Whether or not you plan to attend the meeting, please be sure that your shares of common stock are represented at the meeting by signing, dating, and returning the enclosed proxy card in the enclosed postage-paid envelope, or vote using the telephone or Internet.

By Order of the Board of Directors

Douglas W. Sabra
Assistant Secretary

Pompano Beach, Florida
March 3, 2006

PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, OR VOTE BY TELEPHONE OR INTERNET.  THE PROXY IS REVOCABLE, AND IT WILL NOT BE USED IF YOU:  (1) GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF FORWARD INDUSTRIES, 1801 GREEN ROAD, SUITE E, POMPANO BEACH, FLORIDA 33064, PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; (2) FILE A LATER-DATED PROXY, OR VOTE BY TELEPHONE OR INTERNET, ON A LATER DATE, PROVIDED THE NEW PROXY IS RECEIVED BY AMERICAN STOCK TRANSFER PRIOR TO SUCH VOTE; OR (3) ATTEND AND VOTE AT THE MEETING.

FORWARD INDUSTRIES, INC.

1801 Green Road
Suite E
Pompano Beach, Florida  33064

(954) 419-9544

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Forward Industries, Inc., a New York corporation, for use at our Annual Meeting of Shareholders for the fiscal year ended September 30, 2005 (the "Annual Meeting"), to be held Thursday, April 27, 2006, at 11:00 A.M., Eastern Daylight Time, at our executive offices, 1801 Green Road, Suite E, Pompano Beach, Florida 33064, and any postponement or adjournment thereof.

This Proxy Statement and related proxy materials will be first mailed to shareholders on or about March 10, 2006, to holders of record of Forward Industries' common stock, par value $.01 per share (the "Common Stock"), at the close of business on March 6, 2006, the record date for the Annual Meeting.

We will bear the cost of solicitation of proxies.  In addition to the solicitation of proxies by mail, certain of our officers, consultants and employees, without extra remuneration, may also solicit proxies personally by facsimile and by telephone.  In addition to mailing copies of this proxy material to shareholders, we may request persons, and reimburse them for their expenses in connection therewith, who hold Common Stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold Common Stock and to request their authority for execution of the proxies.

VOTING

                Whether or not you plan to attend the Annual Meeting, please be sure that your shares are represented by signing, dating, and returning the enclosed proxy card in the enclosed postage-paid envelope or vote using the telephone or Internet.  Telephone and Internet voting instructions are provided on the proxy card.  A control number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

                If your shares are registered in the name of a broker, bank, or other nominee, follow the voting instructions on the form you receive from the nominee. The availability of telephone and Internet voting will depend on the nominee's voting procedures.

Record Date; Voting Securities

                The Board of Directors has fixed March 6, 2006, as the record date for voting at the Annual Meeting: only shareholders of record as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.  At the close of business on March 6, 2006, 7,861,438 shares of Common Stock were outstanding and eligible for voting at the Annual Meeting.  Each such share of Common Stock entitles the holder of record on the record date to one vote on each matter to be voted on at the Annual Meeting.  Cumulative voting is not permitted.  See "Ownership of Common Stock and Related Party Transactions-Security Ownership of Certain Beneficial Owners and Management."

Quorum

The quorum necessary to conduct any business at the Annual Meeting consists of a majority of the shares of our Common Stock issued and outstanding on the record date, present in person or represented by proxy (received by mail, telephone, or the Internet) at the Annual Meeting.  Proxies submitted that contain abstentions and broker non‑votes are counted as present for purposes of determining whether the quorum requirement is satisfied.  If a share is deemed present at the Annual Meeting for any matter, it will be deemed present for all matters.  Abstentions and broker non-votes will not have the effect of votes in opposition to a director, the nominees for which must receive a plurality of votes cast at the Annual Meeting.

Proxies

The shares of Common Stock represented by your properly completed and delivered proxy card will be voted in accordance with your instructions marked on it. With respect to Proposal Number 1, Election of Directors, the form of proxy solicited by our Board of Directors affords you the ability to choose between approval of the nominees or withholding authority to vote for one or more nominees.  With respect to Proposals Number 2 (Approval of the Forward Industries, Inc. 2006 Restricted Stock Plan) and 3 (Ratification of the Appointment of Kaufman, Rossin & Co., P.A. as our Independent Registered Accounting Firm for Fiscal 2006) the form of proxy affords you the ability to approve, or disapprove, or abstain from voting.

All shares of Common Stock represented by properly executed proxies that are timely returned (by mail, telephone, or Internet) and not revoked will be voted in accordance with your instructions, if any, given therein. If you provide no instructions in a proxy, the shares of Common Stock represented by such proxy will be voted: by the persons named in the accompanying proxy (1) FOR all seven of the Board of Directors' nominees for director, (2) FOR the approval of the Forward Industries, Inc. 2006 Restricted Stock Plan, and (3) FOR ratification of the appointment of Kaufman, Rossin & Co., P.A. as our independent registered public accounting firm.  The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares of Common Stock represented by properly completed proxies received by mail, telephone, or the Internet will be voted in accordance with the judgment of the persons named as proxies.  See "Deadline for Shareholder Proposals for 2006."

Revocation of Proxies

A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting if such shareholder:  (i) delivers (by mail or otherwise) written notice of such revocation to our Corporate Secretary at the address appearing at the top of page one of this Proxy Statement; or (ii) executes and delivers to Forward at such address a duly and validly completed, later dated proxy reflecting contrary instructions or votes by telephone or the Internet on a later date, provided the new proxy is received by American Stock Transfer & Trust Company (which will have a representative present at the Annual Meeting) before the vote; or (iii) attends the Annual Meeting and takes appropriate steps to vote in person.

No Dissenter's Rights

Under the New York Business Corporations Law, shareholders are not entitled to dissenters' rights of appraisal with respect to the election of directors, the proposal to approve or disapprove the Forward Industries, Inc. 2006 Restricted Stock Plan, or the proposal to ratify the appointment of Kaufman, Rossin & Co., P.A., as our independent registered public accounting firm for the fiscal year ending September 30, 2006.

Remainder of Page Intentionally Left Blank

PROPOSAL 1

ELECTION OF DIRECTORS

General Information

At the date of this proxy statement, the board of directors of the Company consists of six members, four of whom are non-employee directors.  Under our By-laws, the number of directors serving on our Board may not be more than seven or fewer than three and is set by a resolution adopted by a majority of the entire Board of Directors.  In February 2006, our Nominating Committee determined to nominate Douglas W. Sabra, our Chief Financial Officer and a Vice President, to the Board in view of the exemplary professionalism he has brought to our finance department  In view of the foregoing, the Board of Directors adopted a resolution to fix the size of the Board at seven members, such resolution to become effective just prior to the Annual Meeting.

Accordingly, seven nominees for director are to be elected at the Annual Meeting to constitute the Board of Directors for the current fiscal year.  Each nominee for director is standing to be elected to hold office for a period of one year, or until his successor has been elected and qualified.  It is intended that the accompanying proxy will be voted in favor of each and all of the following persons to serve as directors, unless you the shareholder indicates to the contrary on the proxy by withholding authority to vote for one or more of the nominees.

Each nominee has consented to be named in this proxy statement and to serve if elected.  The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any nominee should become unavailable to serve as a director prior to the vote at the Annual Meeting, and if the Board of Directors designates a substitute nominee or nominees, the persons named in the accompanying proxy will vote for the substitute nominee or nominees designated by the Board of Directors.  We know of no reason why this would occur.

Nominees for Election as Directors

For election to the Board of Directors for one-year terms, the Board of Directors has nominated the following individuals, each of whom is a current director except for Mr. Sabra:  See "Certain Relationships and Related Party Transactions."

Name	Age	Principal Occupation

Jerome E. Ball	70	Director since 1998; Chief Executive Officer of Forward since October 1998 and Chairman of the Board since April 1999.

Bruce Galloway (a)	48

Director since April 2002; Chairman and Chief Executive Officer of Galloway Capital Management, a private investment firm, since August 2005; Managing Director of Burnham Securities from 1993 to August 2005; Mr. Galloway serves as a director of publicly held Datametrics, Inc., International Microcomputer Software Inc.,  Command Security Corporation,  and GVI Security Solutions Inc.

Edwin A. Levy (b)	69

Director since April 2003; Chairman, founder, and principal of Levy, Harkins & Co., a New York City investment advisory firm; General Partner in Gracy Fund, a private investment partnership; Mr. Levy serves as a director of publicly held Traffix, Inc.  and World Point Terminals, Inc.

Louis Lipschitz (a)	61

Director since June 2005; Executive Vice President and Chief Financial Officer of Toys "R" Us, Inc. from February 1996 until March 2004; Mr. Lipschitz serves as a director of publicly held Majesco Entertainment, Inc. and New York & Company Inc.

Norman Ricken (c)	69

Director since March 2000; During the past five years Mr. Ricken has served as an independent consultant. From 1971 to his retirement in 1989, Mr. Ricken held senior positions at Toys R Us Inc., including Chief Financial Officer, President, and Chief Operating Officer.

Douglas W. Sabra	46	Vice President and Chief Financial Officer of Forward since June 2000, Mr. Sabra stands for election as director for the first time.

Michael Schiffman	41	Director since 1992; President and Chief Operating Officer of Forward since June 1998; Executive Vice President of Forward from 1992 to 1998.

(a) Member of the Audit Committee, the Compensation Committee, and the Nominating Committee.

(b) Member of the Audit Committee and the Compensation Committee and Chairman of the Nominating Committee.

(c) Chairman of the Audit Committee and the Compensation Committee and member of the Nominating Committee.

Under our By-laws, as a consequence of the increase in the size of the Board of Directors resulting from the Board resolution to fix the number of directors at seven, a shareholder may submit the name of a nominee for election as a director at the Annual Meeting not later than the close of business on the tenth day following the date this proxy statement is filed with the Securities and Exchange Commission by providing notice of such action to the Corporate Secretary, provided that the shareholder otherwise complies with the procedures for such nomination specified in the By-laws and complies with the procedures and criteria of the Nominating Committee, as summarized below.  A copy of our By-laws may be viewed on our website at:  www.forwardindustries.com/corp-gov.   See also "Deadline for Shareholder Proposals for 2006".

Shareholder Vote Required

                To be elected, assuming a quorum is achieved at the Annual Meeting, a nominee for director must receive a plurality of the votes of Common Stock cast at the Annual Meeting by holders of shares present in person or represented by proxy and entitled to vote for the election of directors.  Therefore, shareholders who do not vote, or who withhold their vote from one or more of the seven nominees proposed herein and do not vote for another person, will not affect the outcome of the election, provided that a quorum is present at the meeting.  If you timely submit a signed and dated proxy but fail to specify instructions as to the vote for nominees for director, the accompanying proxy will be voted in favor of each and all of the Board's nominees.  In general, a broker who is the record owner of shares of Common Stock beneficially owned by a customer will have discretionary authority to vote such shares in the election of directors if the broker has not received voting instructions from the beneficial owner by the tenth day before the Annual Meeting, provided that this proxy statement has been transmitted to the beneficial owner at least 15 days before the meeting.

THE BOARD OF DIRECTORS  UNANIMOUSLY RECOMMENDS A VOTE  FOR EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS WHICH IS DESIGNATED AS PROPOSAL 1 ON THE ENCLOSED PROXY CARD.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Board of Directors

To assist it in the discharge of its responsibilities, the Board of Directors has established a separately designated, standing Audit Committee, Compensation Committee, and Nominating Committee, the members and principal responsibilities of each of which are set forth below.  Apart from committee meetings, the Board of Directors met, participated in meetings by means of conference call, or acted by unanimous written consent on  seven occasions during the fiscal year ended September 30, 2005.  All directors attended all of the meetings held by the Board and all of the meetings of the committees of which they are members in person or by telephone conference call, except for Mr. Galloway who did not attend two meetings of the Board of Directors, and one meeting of each of the Audit Committee, Compensation Committee, and Nominating Committee.  All directors attended the Annual Meeting of Shareholders in April 2005 except Mr. Galloway; however, the Company maintains no formal policy mandating such attendance.

Each committee is required to conduct an annual assessment to review the sufficiency of resources and time to fulfill its obligations and to review the performance of its obligations.  Under the respective charters of the committees, each committee may retain consultants to assist it in carrying out its responsibilities.

Audit Committee.   The members of the Audit Committee are Norman Ricken, who is Chairman of the Committee, and Messrs. Bruce Galloway, Edwin A. Levy, and Louis Lipschitz.  Our Board of Directors has determined that each such director is independent in accordance with the Nasdaq Stock Market's ("NASDAQ") listing standards.  See Item 9 of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, a copy of which is enclosed with these proxy materials, for information relating to the director serving on the Audit Committee who our Board of Directors has determined is an Audit Committee Financial Expert.  The Audit Committee held six meetings during the fiscal year ended September 30, 2005.

The Audit Committee oversees the accounting and financial reporting processes of the Company and audits of its financial statements.  It is the responsibility of the Committee to maintain free and open communication between and among the Committee, the Company's independent registered public accounting firm, and the Company's internal accounting staff and management.  In discharging its functions, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.  The Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair such firm's independence.  Unless a type of service to be provided has received general pre-approval from the Audit Committee, it requires specific pre-approval.  The Committee also has the power to retain legal, accounting and other advisors, as it deems necessary to carry out its duties.  Our Audit Committee was established in 1999 in accordance with applicable requirements of the Securities Exchange Act of 1934, or the "Exchange Act" and is governed by a written charter approved by the Board of Directors, which was amended and restated in March 2004.  A copy of the Charter governing the activities of the Audit Committee is available for viewing at our web site at: www.forwardindustries.com/corp-gov.htm.  Further information regarding the functions performed by the Audit Committee is set forth under "Matters Relating to Independent Registered Public Accountants."

The foregoing information is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any prior or subsequent filing by Forward under the Securities Act of 1933 or the Exchange Act except to the extent expressly incorporated by reference.

Compensation Committee.  The members of the Compensation Committee are Norman Ricken, who is Chairman of the Committee, and Messrs. Bruce Galloway, Edwin A. Levy, and Louis Lipschitz.  Our Board of Directors has determined that each such director is independent in accordance with NASDAQ listing standards.  The Compensation Committee met four times during the fiscal year ended September 30, 2005.  The purpose of the Compensation Committee is to establish and implement compensation policies and programs for our executives and to recommend policies for director compensation to the Board of Directors.  The Compensation Committee also has as one of its functions the responsibility to administer the Company's 1996 Stock Incentive Plan.  If the shareholder vote on Proposal Number 2, "Approval of Forward Industries, Inc. 2006 Restricted Stock Plan," at the Annual Meeting is favorable, it is anticipated that the Compensation Committee will also administer the 2006 Restricted Stock Plan.  See "Management Compensation-Compensation Committee Report on Management Compensation."  The Compensation Committee, which was established by the Board in July 2000, is governed by a written charter that was adopted by the Board of Directors in February 2005.  A copy of the Charter is available for viewing at our web site at: www.forwardindustries.com/corp-gov.

Nominating Committee.  The members of the Nominating Committee are Edwin A. Levy, who is Chairman of the Committee, and Messrs. Bruce Galloway, Louis Lipschitz, and Norman Ricken.  Our Board of Directors has determined that each such director is independent in accordance with NASDAQ listing standards.  In February 2006, the Nominating Committee met and recommended that the incumbent directors and Mr. Sabra be nominated for election at the Annual Meeting, and the Board of Directors unanimously approved such recommendations.  The Nominating Committee met two times during the fiscal year ended September 30, 2005.

The responsibilities of the Nominating Committee include: identifying candidates qualified to become Board members; developing and reviewing background information on such candidates; evaluating such candidates based on their qualifications;  and making recommendations to the Board regarding such candidates.  The Nominating Committee may identify and evaluate candidates for directorships through the use of questionnaires, interviews, and other investigatory methods including the use of search firms and payment of a fee to determine the suitability of potential nominees.  The Committee's responsibilities also include recommending to the Board the persons to be nominated for appointment to each of the Board's committees; and overseeing annual evaluations of the Board and its Committees.  The Nominating Committee is authorized to retain advisors and consultants and to compensate them for their services.  Our Board of Directors established the Nominating Committee as a separately designated, standing committee and adopted a written charter governing its responsibilities in February 2005.  A copy of the charter of the Nominating Committee is available for viewing at our web site at: www.forwardindustries.com/corp-gov.htm.

In recommending nominees for election to the Board of Directors, the Nominating Committee will seek to identify candidates who meet the current needs of the Board of Directors.  The Nominating Committee Charter does not specify minimum qualifications that must be met by a nominee.  However, the Committee Charter requires the Nominating Committee to consider, among other things, the candidate's integrity and honesty, ability to exercise independent business judgment, his background and experience in his profession or chosen field of expertise. In addition, the Charter requires the Committee to consider the individual candidate's ability to work constructively with others, the availability of sufficient time to devote to the affairs of the Company in order to carry out the responsibilities of a director, an absence of conflicts that might interfere with the proper performance of his responsibilities as director, and other criteria deemed relevant by the Committee.  The Nominating Committee will, on the foregoing procedures and bases, consider director nominee recommendations made by shareholders, provided, as an initial step required by our By-laws, the name and address of such nominee, accompanied by relevant biographical information specified in the Securities and Exchange Commission's rules, are submitted in writing to the Secretary of the Company, are accompanied by a written statement of the candidate's willingness to serve and the amount of Common Stock owned beneficially and of record, and such submission otherwise complies with the criteria and procedures of the Nominating Committee and the Company's By-laws.  See "Deadline for Shareholder Proposals for 2006".

It is anticipated that, if elected at the Annual Meeting, each of Messrs. Galloway, Levy, Lipschitz, and Ricken will be reappointed as members of the Audit Committee, the Compensation Committee, and the Nominating Committee, respectively, and that Mr. Ricken and Mr. Levy will retain their respective committee chairs.

Communications with the Board

                The Board of Directors entertains communications from security holders and has unanimously adopted a written policy regarding same.  A copy of this policy is available for viewing at our web site referred to above.  Communications should be sent to Forward at the address set forth on the first page of this Proxy Statement, attention: Douglas Sabra.

Code of Ethics

                In November 2003, Forward adopted a Code of Ethics and Business Conduct that applies to all officers, directors and employees regarding their obligations in the conduct of Company affairs.  The Code of Ethics is available for viewing at the Company's web site at www.forwardindustries.com/corp-gov.htm.

Executive Officers

The following table sets forth certain information with respect to each person who is currently an executive officer of Forward and is based on our records and information furnished to us by such persons.  Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director, director nominee, and executive officer.

Name	Age	Position with Forward	Held Office Since

Jerome E. Ball.........................	70	Chief Executive Officer and Chairman of the Board	1998
Michael Schiffman.................	41	President, Chief Operating Officer and Director	1998
Douglas W. Sabra.................	47	Chief Financial Officer and Vice President; Assistant Secretary	2000
Steven A. Malsin...................	58	Secretary	2005

JEROME E. BALL became Chief Executive Officer and Vice Chairman of the Board effective October 1998 and became Chairman of the Board in April 1999.  Before joining Forward, from 1996 until October 1998 Mr. Ball served as Chairman and Chief Executive Officer of George Arzt Communications, a full service public relations firm.  Prior to that time, Mr. Ball had been president of Balson-Hercules Group, a textile manufacturing company, which was sold to a Canadian Stock Exchange listed company, Consoltex Group, Inc., Ltd., where he served until 1996.

MICHAEL SCHIFFMAN has been employed by Forward in various capacities since 1985 and became a director in April 1992.  Mr. Schiffman was employed as a salesman for our advertising specialties products in 1985.  He became marketing manager for such products in 1987 and, following the acquisition of the custom carrying case business in 1989, was appointed General Manager of that division.  From 1995 through June 1998, Mr. Schiffman was assigned to our Hong Kong operations.  Executive Vice-President from 1992 to 1998, Mr. Schiffman was appointed our President and Chief Operating Officer in June 1998.

DOUGLAS W. SABRA became Vice President and Chief Financial Officer of Forward in September 2000.  Prior to joining Forward, Mr. Sabra was a Controller for Tyco Submarine Systems (now Tycom Ltd.), where he worked from 1998 to June 2000.  Mr. Sabra retired from the Coast Guard in 1998 after 22 years of service where he held a variety of financial management positions.  Mr. Sabra received an MBA from the University of South Florida and a Bachelors Degree in accounting from Florida International University.  Mr. Sabra was appointed Assistant Secretary in January 2005.

STEVEN A. MALSIN was appointed Secretary of Forward in January 2005.  He is, and has for more than the past five years, been engaged in private legal practice.  He serves on the Board of Directors of two not-for-profit organizations.

Pursuant to their respective employment agreements, Jerome E. Ball is employed as Chairman and Chief Executive Officer and Michael Schiffman is employed as President and Chief Operating Officer, in each case through December 31, 2007.  Pursuant to his employment agreement, Douglas W. Sabra is employed as Vice President and Chief Financial Officer through December 31, 2008.  Each of these employment agreements contain automatic renewal provisions for successive one-year terms unless the executive or Forward provides 90 days prior notice of intent not to renew the agreement.  See "Management Compensation-Employment Agreements."

MANAGEMENT COMPENSATION

Summary of Compensation in Fiscal 2005, 2004, and 2003

The following "Summary Compensation Table" sets forth summary information regarding all cash and non-cash compensation paid by Forward during each of the fiscal years ended September 30, 2005 ("Fiscal 2005"), 2004 ("Fiscal 2004"), and 2003 ("Fiscal 2003"), to our chief executive officer and each other executive officer earning more than $100,000. For further information concerning compensation arrangements with the executive officers named below, see "Employment Agreements."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation Note (a)	All Other Compensation Note (b)

Jerome E. Ball
Chairman and	2005	$230,000	$214,000	--	$7,200
Chief Executive	2004	$230,000	$139,800	--	$7,375
Officer (a)	2003	$219,700	$115,000	$15,810	$4,925

Michael Schiffman
President and	2005	$300,000	$151,000	--	$9,460
Chief Operating	2004	$300,000	$88,800	--	$6140
Officer	2003	$310,000	$115,000	--	$823

Douglas W. Sabra
Vice President and	2005	$158,750	$142,500	--	$5,600
Chief Financial	2004	$150,000	$64,700	--	$5,306
Officer	2003	$123,500	$58,000	--	$4,095

(a)   For Mr. Ball, "Other Annual Compensation" represents rent paid by us on Mr. Ball's behalf with respect to an apartment in New York City. Effective January 1, 2003, Mr. Ball agreed to assume all obligations with respect to the apartment and his salary was adjusted commensurate with the obligations assumed under that agreement.

(b)   Represents matching contributions under the Company's 401(K) plan.

During Fiscal 2002, each of the above-named executive officers voluntarily agreed to forego a portion of his salary for the fourteen-month period August 2002 through September 2003. The Compensation Committee of our Board of Directors agreed that such foregone salary amounts would be restored to those executives if we achieved certain Fiscal 2003 profitability levels. As a result, Fiscal 2002 salaries were reduced by $6,666 for Mr. Ball, $10,000 for Mr. Schiffman, and $3,333 for Mr. Sabra, and the total amounts subject to forfeiture by such executive officers during such fourteen-month period were $46,667 for Mr. Ball, $70,000 for Mr. Schiffman and $23,333 for Mr. Sabra. Based on the results of operations achieved by the Company in Fiscal 2003, the Compensation Committee agreed that those amounts would be restored to the executives, which amounts are reflected in the above table as salary in Fiscal 2003.

Option Grants in Fiscal 2005

In November 1996, our Board of Directors adopted the 1996 Stock Incentive Plan, pursuant to which up to four million (4,000,000) shares of our Common Stock may be issued to our executive officers, employees and non-employee directors and consultants upon the exercise of incentive stock options and nonqualified stock options. Under this plan, the exercise price of the incentive options may not be less than the fair market value of the Common Stock at the date the option is granted. The Compensation Committee of our Board of Directors establishes the exercise price of the nonqualified options. Options generally vest evenly over three years and expire ten years after the date of grant, provided that, if the option holder's employment, consulting or other relationship with the Company terminates, generally the option must be exercised within 90 days of such termination.

No options to purchase our Common Stock or stock appreciation rights were granted in Fiscal 2005 to the executive officers named in the Summary Compensation Table or any other officer.

Stock Options Held at September 30, 2005

The following table indicates the total number of exercisable and unexercisable stock options held by each executive officer named in the Summary Compensation Table as of September 30, 2005. No stock appreciation rights were outstanding during Fiscal 2005. The closing price of our Common Stock at September 30, 2005, was $23.47, as reported by Nasdaq.

Aggregated Option Exercises in Fiscal Year 2005 and Fiscal 2005 Year-End Option Values
Name	Shares Acquired On Exercise	Value Realized	Number Of Securities Underlying Unexercised Options at FY-End Exercisable / Unexercisable	Value of Unexercised In-The-Money Options/SARS at FY End- Exercisable / Unexercisable
Jerome E. Ball	325,000	$5,589,500	175,000/0	$3,801,000
Michael Schiffman	825,000	$12,564,100	25,000/0	$505,500
Douglas W. Sabra	75,000	$319,100	0/0	$0

The dollar values reflected above as Realized and at Fiscal Year-End were calculated as the difference between the fair market value of our Common Stock and the exercise price of the option at exercise or fiscal year-end, respectively.

Compensation of Directors

Our standard arrangements for compensation of non-employee directors were amended effective at the end of Fiscal 2005 and provide that each such director receives an annual stipend of $20,000, payable in quarterly increments of $5,000, and that the chairman of each committee receives an additional $2,000 stipend per committee chair. In addition, each non-employee director receives $2,000 for each board meeting attended, and, $1,000 for each committee meeting attended and is entitled to reimbursement for actual and reasonable travel expenses incurred for attendance at such meetings.  Prior to the amendment, during Fiscal 2005 the directors received one-half the amounts stipulated above.  In addition, in recent years, it has been the policy to grant on an annual basis each non-employee director options to purchase 10,000 shares of Common Stock at an exercise price equal to the market price therefor on the date of the grant as quoted on the Nasdaq SmallCap Market.  It is anticipated that similar grants will be made in April 2006.  See "Compensation Committee Report on Management Compensation;--Proposal 2: Approval of Forward Industries, Inc. 2006 Restricted Stock Plan-Background", below.

During Fiscal 2005, Messrs. Ricken, Galloway, Levy, and Lipschitz received $18,500, $15,500, $17,000, and $2,500, respectively, for their services, excluding travel reimbursements. In addition, in Fiscal 2005, each non-employee director, other than Mr. Lipschitz who was not a board member at the time of the grant, was granted options to purchase 10,000 shares of our Common Stock at an exercise price of $15.91 per share, which was equal to the quoted market price of our common stock at the time of the grant.  In the event any such director ceases to serve as a director, such options expire 90 days after termination of the director relationship.

Employment Agreements

Effective October 1, 2005, we entered into an employment agreement with each of Jerome E. Ball, Michael M. Schiffman, and Douglas W. Sabra in order to secure their services to Forward during the terms of the agreements, each of which expires on December 31, 2007, except Mr. Sabra's agreement expires December 31, 2008.   Each agreement provides for successive one-year renewal terms, unless either party provides written notice of its intention not to renew the agreement not later than 90 days prior to the end of the term (or renewal period). If Forward gives such notice, subject to certain conditions, the executive would be entitled to receive six months salary, at the rate then in effect, as severance.  No stock options or other equity compensation is granted to any such executive pursuant to these agreements.  These agreements terminate and supersede the contracts to which Forward and Messrs. Ball, Schiffman, and Sabra, respectively, were a party that were in force during Fiscal 2005 and which were to expire expire December 31, 2005 unless terminated by notice not to renew; none of the parties gave notice of non-renewal at the prescribed time  Set forth below is certain additional information that pertains to each executive's employment agreement.

Under his agreement, Mr. Ball is employed as our Chairman and Chief Executive Officer at an annual salary of $325,000.  Under his agreement, Mr. Schiffman is employed as our President and Chief Operating Officer at an annual salary of $325,000.  Under his employment agreement, Mr. Sabra is employed as Vice President and Chief Financial Officer at an annual salary of $185,000.

In addition, each of Mr. Ball, Mr. Schiffman, and Mr. Sabra is eligible to receive bonus compensation in each year of the term of his agreement based on financial incentives.  The formula that determines the amount of bonus that may be earned in each year during the term of the agreement is based on the extent to which, if any, Forward's Pre-Tax Income (as defined identically in the executives' agreements) exceeds, achieves or fails to exceed the target level for such year, which is to be identified at the beginning of each fiscal year during the term of each agreement by the Compensation Committee of our Board of Directors.  During the first quarter of fiscal 2006, the Compensation Committee fixed the target level, and under the formula, bonus is earned at a specified percentage of the amount by which pre-tax income exceeds 80% of target until 125% of target is reached. If Pre-Tax Income exceeds target by 25% or more, the bonus pool available to be allocated and paid to the executives will accrue at the rate of 5% of such excess.  The total bonus pool will be allocated as follows: 40% for Mr. Ball; 30% for Mr. Schiffman; and 30% for Mr. Sabra.  Based on the formula, Mr. Ball, Mr. Schiffman, and Mr. Sabra would earn bonuses of approximately $132,000, $99,000 and $99,000 if Pre-Tax Income matches exactly the target level, respectively, in the fiscal year ending September 30, 2006, and a minimum of zero in each case, if Pre-Tax income fails to exceed 80% of the target amount, all on a sliding scale.

In addition to the foregoing, the employment agreements provide that each executive may by notice terminate his agreement in the event that "good cause" (as defined in each such agreement) is established, in which case the executive would be entitled to receive six months of his salary on the date of termination (at the rate in effect when notice is given) plus the amount of the bonus to which he would otherwise be entitled, pro rated to the date of termination (and calculated as set forth in each such agreement), receivable at the time the Company files its audited financial statements with the Commission in respect of the fiscal year for which bonus was payable.  In addition, in the case of death during the term of the agreement, the executive's estate would be entitled to the bonus to which he would otherwise have been entitled, pro rated to the date of death, together with benefits made available to employees generally, including under Forward's retirement and group life insurance plans. Each such executive has also agreed to be bound by certain covenants that restrict his ability to compete with the Company or solicit the employment of Company employees after the term of his employment, prohibits disclosure of Company confidential information, and restricts the executive, subject to certain customary exceptions, from making investments in entities that compete with the Company.

Report on Repricing of Options/Sars

We did not adjust or amend the exercise price of stock options previously awarded to any of our officers or directors during Fiscal 2005. See "Employment Agreements."

Compensation Committee Interlocks and Insider Participation

The Board of Directors determines executive compensation based on recommendations of the Compensation Committee. No member of the Company's Board of Directors is an executive officer of a company whose compensation committee or board of directors includes an executive officer of the Company.

Compensation Committee Report on Management Compensation

The Compensation Committee (the "Compensation Committee") of the Board of Directors is responsible for developing the Company's compensation policies, programs and amounts for executives of the Company. The goals of the Company's compensation policy are to (i) offer competitive compensation that will attract and retain the type of high caliber executives necessary to achieve the Company's business objectives and (ii) align the interests of executives with the long-term interests of the Company and its shareholders. The Company has primarily used base salary, annual performance-based bonuses, and stock options under the 1996 Stock Incentive Plan to meet these goals.  No stock options have been granted to executives under the 1996 Stock Incentive Plan since 2001.  The Compensation Committee has determined in recent years that the executive officers named in the "Summary Compensation Table" shall be eligible for annual bonus compensation based on the Company's achievement, or not, of target levels of pre-tax income.

                Fiscal 2005 Compensation

Executives.  The compensation paid in Fiscal 2005 to the executive officers named in the Summary Compensation Table above consisted of base salary plus bonus based on financial and non-financial goals pursuant to formulas contained in employment agreements entered into in October 2003.  Payment of the bonus in respect of financial goals in Fiscal 2005 was based on the achievement by the Company of the operating income target established by the Compensation Committee in November 2004.  The portion of the bonuses paid in respect of  non-financial goals for each of these executives in Fiscal 2005 was based on the Compensation Committee's evaluation of a number of factors, including the caliber of the fulfillment by the executive of his responsibilities and his service and accomplishments.  In addition, in view of the record operating results achieved in Fiscal 2005, the Compensation Committee determined to award a supplemental bonus to the named executives in the amount of $50,000 each, or $150,000 in the aggregate.

The executives' employment agreements in effect during Fiscal 2005 were to have expired December 31, 2005.  In July 2005, the Compensation Committee determined to extend the contract with Mr. Sabra until December 31, 2008 and increase his annual base salary to $185,000 in view of the competence and professionalism he has brought to the Company's financial function.  During the latter part of Fiscal 2005, the Compensation Committee began negotiations with Messrs. Ball and Schiffman with respect to agreements to replace their existing agreements.  Such new agreements were executed in December 2005, with the new terms effective retroactive to October 1, 2005.

Action For Fiscal 2006

Executive Officers. During the course of Fiscal 2005, as it became apparent that the Company would record unprecedented levels of revenues, operating income, and net income, the Compensation Committee determined that it would be advisable to retain a recognized compensation consultant to assist it in developing compensation policies and levels of compensation for the Company's executives.  The questions, factors, and considerations leading to this decision were, among others, as follows:  (i) the appreciation of the share price of the Common Stock made it likely that the predominant percentage if not all of outstanding options held by executives would be exercised, raising the question of the future structure and form of equity-based compensation; (ii) as the Company's results of operations rose to an unprecedented level, but not necessarily on a sustained basis, how should this impact the setting of targets for performance-based bonuses and other compensation in the fiscal year ending September 30, 2006 and thereafter; and (iii) most importantly, the Compensation Committee desired guidance so that the package of salary, performance-based bonuses, and equity-based incentive compensation offered to the Company's executives would fit well within the range of companies similarly situated.

As a consequence, the Compensation Committee in July 2005 retained James F. Reda & Associates, LLC, an independent executive compensation consultant ("Reda Associates"), to assess the compensation types and levels of the Company's executives and assist in the determination of compensation levels and types for the fiscal year ending September 30, 2006 and thereafter.  Reda Associates met with the Compensation Committee and made a detailed evaluation of the compensation types and levels earned by the three executives compared to "market" standards and assessed the competitiveness of employment agreement provisions.  In preparing its assessment, Reda Associates developed peer groups for the Company based on industry sector (focusing on specialty packaging consumer products manufacturers), revenue size, location, sales growth, peer group survey data, and input from management.  Salary, pre-tax targets and actual bonus, long term incentive compensation, and employment agreement provisions were evaluated.

Reda Associates concluded that the level of compensation for all types for Messrs. Ball, Schiffman, and Sabra was at or below the median of market compensation, with salary at or below market, bonus target percentages well below median, and long term incentives below median.  The recommendations of Reda Associates included, among other things: (i) raising the salary level for Mr. Ball and Mr. Schiffman; (ii) increasing the bonus pool for Fiscal 2005 by $150,000, to be allocated based on the recommendation of Mr. Ball to the Compensation Committee; (iii) creating a bonus pool for fiscal 2006 that included: payout beginning at 80% of target, then 15% of all pre-tax income up to 125% of target; (iii) Compensation Committee discretion to increase or decrease the pool by 10% to reflect extraordinary factors; (iv) awarding the executives, except Mr. Sabra who entered into a new contract in July 2005, new two-year agreements; (v) developing long term incentive compensation goals for the executives; and (vi) developing a directors' compensation program.

                 The Compensation Committee believes that these recommendations helped guide the Committee with respect to award of the supplemental bonuses to the executives for Fiscal 2005 performance.  The report also assisted the Committee in defining the framework to negotiate new employment agreements with Messrs. Ball and Schiffman, and establishing the bonus pool targets for fiscal 2006.  The action taken by the Committee with respect to the new employment agreements incorporate substantially all the recommendations of Reda Associates except that the Committee substituted the incentive to increase the bonus pool by 5% of all amounts that exceed 25% of the target in place of the recommendation to increase or decrease the bonus pool by 10% for extraordinary factors.

                 Directors. The Compensation Committee is also charged with reviewing and recommending to the Board compensation paid to non-executive directors, taking into account, among other things, their service on other committees of the Board of Directors.   Compensation to non-executive directors for serving on the Board of Directors and its committees is determined by the Board's other members.  In November 2005, Board of Directors approved the following changes to the compensation policy regarding non-employee members of its Board of Directors:

  Increased the annual cash retainer for all non-employee directors to $20,000 from $10,000;
  Increased the annual cash retainer for the Chairperson of any committee to $2,000 from $1,000;
  Increased the board meeting fee to $2,000 for each meeting attended from $1,000; and
  Increased the committee meeting fee to $1,000 for each meeting attended from $500, unless such meeting is held in conjunction with a board meeting, in which case no committee meeting fee is payable.

The above-referenced changes became effective as of October 1, 2005

Submitted by Members of the
Compensation Committee:
Bruce Gallowqy
Edwin A. Levy
Louis Lipschitz
Norman Ricken, Chairman

PROPOSAL 2

APPROVAL OF FORWARD INDUSTRIES, INC.
2006 RESTRICTED STOCK PLAN

Background

The Board of Directors has adopted a plan, subject to approval by shareholders at the Annual Meeting,  that will enable us to grant awards of up to an aggregate of 400,000 shares of restricted stock to our employees, directors, and officers who provide services to the Company. This plan is called the "Forward Industries, Inc. 2006 Restricted Stock Plan" and is sometimes referred to in this Proxy Statement as the "Plan".  The Plan is intended to allow us to provide incentives to eligible employees, directors, and officers that will promote and further the growth and profitability of the Company by (1) attracting and retaining highly competent persons to provide services to us and (2)  further  incentivize their efforts on the Company's behalf.  The Board of Directors believes that an equity-based incentive compensation plan is a very important factor in the Company's ability to attract and retain qualified personnel.  See the "Report of the Compensation Committee" above.

Currently, the only equity-based incentive compensation plan maintained by the Company for the benefit of employees, directors, and officers is the 1996 Stock Incentive Plan, which was approved by shareholders in 1997.  The 1996 Stock Incentive Plan will expire in November 2006, after which time no grants of options may be made under such plan.  Under the 1996 Stock Incentive Plan, four million shares of Common Stock were authorized for issuance subject to option grants under such plan, of which approximately 1.5 million shares of Common Stock remain available for option grants under the plan.  See "Stock Options Held at September 30, 2005", above, for information relating to grants of options that have been made under the 1996 Stock Incentive Plan and remain outstanding as of that date.

If "Proposal 2: Approval of Forward Industries, Inc. 2006 Restricted Stock Plan" is approved by shareholders at the Annual Meeting, it is the intention of the Compensation Committee and the Board of Directors that no further grants of options be made under the 1996 Stock Incentive Plan except for grants of options covering approximately 50,000 shares of Common Stock to non-employee directors that may be made as part of the program of annual option grants made to such directors that has been the Board's policy since 2002.  See "Management Compensation and Other Benefits-Compensation of Directors."  If shareholders do not approve the Plan at the Annual Meeting, the Company would not after November 2006 have available to it any means of equity-based incentive compensation in order to further provide incentive for management and other personnel.

If shareholders approve the Plan at the Annual Meeting or any adjournment thereof, we intend to file a registration statement on Form S-8 under the Securities Act of 1933 in order to register the sale of shares of Common Stock that are the subject of awards of restricted stock made under the Plan.

Additional  Information Concerning the Plan

The  following  is a summary of certain key  provisions of the Plan, which summary is subject to the complete terms of the Plan, a copy of which is included as Exhibit 1 to this Proxy Statement, the terms of which are hereby incorporated by reference.

Effectiveness of Plan.  The Plan's effectiveness is subject to shareholder approval.

Shares Available. The maximum number of shares of Common Stock that may be delivered under the plan is  400,000,  subject to adjustment for certain specified changes to the Company's capital structure, such as a stock dividend or split, recapitalization, merger, reorganization, or similar change applicable to all shareholders on a pro rata basis.  If an award under the Plan  terminates, or the conditions to satisfying the award are not satisfied, without  the shares subject thereto being issued and delivered, the shares subject to such award will thereafter be available for further awards under the Plan.

Eligibility.  All directors (seven persons if all nominees are elected), officers (four persons), and employees (approximately 50 persons) who provide services to the Company are eligible to participate in the Plan.

Administration.  The administrator of the Plan will be the Compensation Committee or any other committee of two or more independent directors that the Board of Directors designates to serve as the  administrator of the Plan. The committee  serving as administrator (the "Committee") will, among other things,  have the authority in its sole discretion to: administer, construe, and interpret the Plan and awards and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including the authority to grant awards; to determine the persons to whom awards shall be granted; to determine the number of awards to be granted and the number of Shares to which an Award may relate and the terms, conditions, restrictions, limitations, and (as applicable) performance goals relating to any award, whether or not specifically set forth in the Plan; to determine under what circumstances an award may be cancelled, forfeited, exchanged, or surrendered; to make adjustments in any applicable performance goals in recognition of unusual or nonrecurring events; to prescribe, amend, and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

In addition, the Committee may, in its sole and absolute discretion, without amendment to the Plan: waive or amend the operation of Plan provisions respecting vesting after termination of employment and, except as otherwise provided, adjust any of the terms of any Award; accelerate the vesting date or waive or adjust any condition or restriction imposed with respect to the vesting of an award, provided that the Committee determines that such acceleration, waiver or other adjustment is in the best interests of the Company and necessary or desirable in light of extraordinary circumstances.  However, no award outstanding under the Plan may be re-priced, re-granted through cancellation or exchange, or otherwise amended to reduce the price applicable thereto (other than with respect to adjustments made in connection with a transaction or change in the Company's capitalization applicable to all shareholders on a pro rata basis) without the approval of the Company's shareholders.

Awards.  The only awards that may be made under the Plan are awards of restricted Common Stock. The Committee will fix the terms of each award, to be set forth in a restricted stock agreement, including, to the extent relevant, the purchase price, if any, which may consist of such sum of money so that the restricted stock is fully paid upon issuance;  a vesting schedule; and requirements and conditions to achieve vesting, including the achievement of performance goals, as appropriate.  The shares will be subject to such vesting  periods  and  other restrictions and conditions as the Committee determines.  No individual may be granted more than 200,000 shares in a fiscal year.

The Committee has not yet made any awards under the Plan.  Because the granting of awards is in the sole discretion of the  Committee, the nature and magnitude of future awards cannot currently be determined but may never exceed the shares available under the Plan.

Acceleration of Vesting Schedule and Other Changes.  If certain corporate transactions constituting a corporate change in control as specified in the Plan (which in certain cases may be as determined in the Committee's reasonable discretion) occur, the Committee may make appropriate or equitable adjustments to the Plan and awards, including (1) the number of shares of Common Stock that can be granted; (2) the number and kind of shares or other securities subject to any then outstanding  awards and (3) an acceleration of the vesting of awards under Plan.  Similarly, in the event a grantee retires, resigns, dies, or becomes disabled (as defined in the Plan), or the employment or other relationship between the grantee and the Company terminates (other than a termination for cause), the Committee may, in its discretion, accelerate the vesting of awards and/or may permit such awards to be transferred to the grantee's executor, administrator or other personal representative.

Amendment.  The Board of Directors may amend the Plan at any time and from time to time, provided that (1) no  amendment  may deprive any person of any rights granted under the Plan before the effective date of such amendment, without such person's consent; and (2) without approval of the shareholders of the Company, the Board may not (a) increase the maximum number of shares of restricted stock that may be awarded under the Plan (other than increases due to adjustments made to the Company's capitalization that affect all shareholders pro rata, as described above), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan.  Shareholder approval is also required for any such amendment if and to the extent the Board of Directors determines that such approval is appropriate or necessary for purposes of satisfying Section 162(m) or Section 422 of the Internal Revenue Code or Rule 16b-3 under the Exchange Act or other applicable law or the requirements of any securities exchange upon which the securities of the Company trade.

Term of Plan. No award may be granted under the Plan after the close of business on the day immediately  preceding the tenth anniversary of the adoption of the Plan by shareholders.  However, all awards made prior to such time will remain in effect in accordance with their terms.

Committee Members Protected. The Plan provides that no member of the Committee will be personally liable for any action, determination, or interpretation taken or made with respect to the Plan, unless such action, determination, or interpretation constitutes criminal misconduct, gross negligence or demonstrates bad faith, and that all members of the Committee will be fully protected by the Company with respect to actions, determinations or interpretations in the absence of such misconduct.

Certain Federal Income Tax Considerations.  Under Section 162(m) of the Internal Revenue Code, we are generally precluded from deducting compensation in excess of $1 million per year paid to our chief executive officer and our next four highest paid executive officers.  For purposes of this  limitation, there is excluded from compensation any payments that an executive receives under performance-based Plans that meet certain requirements specified by the Internal Revenue Code.  For this purpose, it is intended that  the Plan terms satisfy the criteria of Section 162(m).

The Committee may determine to accelerate an award upon a change of control.  In such event, all or a portion of the  relevant  award may be deemed a  "parachute  payment." Under  provisions of the Internal  Revenue Code, (1) the recipient of an "excess parachute  payments"  (as defined in Section 280G of the Internal  Revenue Code) would be required  to pay a 20% excise tax  thereon  (in addition to income tax otherwise owed) and (2) the "excess parachute  payment" would not be deductible to our company.

The Company will deduct from each grantee's salary or wages, or, at the option of the grantee, the grantee shall pay to the Company, the amount of any tax required by any governmental authority to be withheld on account of an award or the lapse of restrictions on restricted stock. The Committee may, in its sole discretion, permit a grantee the right to satisfy, in whole or in part, any tax withholding requirement resulting from the lapse of restrictions by electing to require the Company to purchase that number of unrestricted Common Stock designated by the grantee at a price equal to the closing price for Common Stock.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSED FORWARD INDUSTRIES, INC. 2006 RESTRICTED STOCK PLAN, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

Shareholder Vote Required

Under the New York Business Corporation Law, the affirmative vote of a majority of the votes duly cast at the Annual Meeting on this Proposal 2 is required for the approval of the Plan.  Under the New York Business Corporation Law, a vote to "abstain" will not be counted as a "vote cast".  A broker who holds shares of Common Stock in "street" name as nominee for customers who are the beneficial owners of such shares will not have authority to vote such shares on this Proposal 2 unless the broker receives specific voting instructions from such customers. Shares of Common Stock represented by proxies duly returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists for the Annual Meeting, even if such shares are not voted on this Proposal 2. Votes that are not cast by brokers because they have received no instructions from one or more of their customers are known as "broker non-votes" and will not count as "votes cast" on this Proposal 2.

Remainder of Page Intentionally Left Blank

OWNERSHIP OF COMMON STOCK AND RELATED PARTY TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information, as of February 28, 2006, with respect to the beneficial ownership of the Common Stock by (i) each person or group who is known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our directors, (iii) each of our executive officers named in the compensation table under "Executive Compensation", and (iv) all our directors and executive officers, as a group (eight persons).

Identity of Beneficial Owner	Number of Shares of common stock	Notes	Percent of Class

Barclays Global Investor NA (CA) 45 Fremont St. San Francisco, CA 94105	418,289	(a)	5.3%

Directors and Executive Officers
Jerome E. Ball 1801 Green Road, Suite E Pompano Beach, FL. 33064	392,500	(b)	4.9%

Michael Schiffman 1801 Green Road, Suite E Pompano Beach, FL. 33064	327,427	(c)	4.2%

Douglas Sabra 1801 Green Road, Suite E Pompano Beach, FL. 33064	0		0

Norman Ricken 1801 Green Road, Suite E Pompano Beach, FL. 33064	40,700	(d)	*

Bruce Galloway 1801 Green Road, Suite E Pompano Beach, FL. 33064	10,000	(d)	*

Edwin Levy 1801 Green Road, Suite E Pompano Beach, FL. 33064	10,000	(d)	*

Louis Lipschitz 1801 Green Road, Suite E Pompano Beach, FL. 33064	0		0

All directors and executive officers as a group (8 persons)	780,627		9.7%

*Less than 1 percent

(a)	As of December 31, 2005 and based on information contained in the Schedule 13-G of Barclays Global Investor NA (CA) as filed with the Securities and Exchange Commission on January 26, 2006.

(b)	Includes 175,000 shares of common stock subject to currently exercisable stock options at an exercise price of $1.75.

(c)	Includes 32,000 shares of stock held by the CAIGOS Foundation, a charitable foundation established and controlled by Mr. Schiffman and certain members of his immediate family, as to which shares Mr. Schiffman disclaims beneficial ownership.

(d)	Includes 10,000 shares of common stock subject to currently exercisable options at an exercise price of $15.91 per share.

Section 16(a)  Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors, executive officers, and persons who beneficially own more than ten percent of our Common Stock (and any other class of Forward's equity securities that is subsequently registered under the Exchange Act) to file with the Securities and Exchange Commission initial reports of ownership on Form 3, reports of changes in ownership of Common Stock on Form 4, and reports on Form 5.  Directors, officers, and persons who beneficially own more than ten percent of our Common Stock are required by the regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file.  To our knowledge, based solely on review of the copies of such reports submitted to us during, and written representations furnished to us that no other reports were required with respect to, the fiscal year ended September 30, 2005, all Section 16(a) filing requirements applicable to our officers, directors, and beneficial owners of more than ten percent of our Common Stock were complied with on a timely basis, except that one Form 4 was filed late for each of Messrs. Ricken, Galloway and Levy with respect to an option grant made to them on April 22, 2005; one or more Form 4's were filed late for Mr. Robert Ellin and associates at times during Fiscal 2004 when they constituted a group holding more than 10% of our Common Stock; and a Form 3 was filed late for Mr. Malsin.

Certain Relationships and Related Party Transactions

Lynn Sabra, the wife of Douglas Sabra, our Vice President and Chief Financial Officer, is employed by the Company, and was paid $61,400 in Fiscal 2005. Additionally, Lawrence Mannes, the father in law of Douglas Sabra, is employed by the Company and was paid $82,800 in Fiscal 2005.  Steven Schiffman, the brother of Michael Schiffman, our President and Chief Operating Officer, is employed by the Company and was paid $62,900 in Fiscal 2005.

For the fiscal year ended September 30, 2005, Mr. Steven Malsin, our corporate secretary, billed us $104,900 for legal services rendered by his firm in addition to $11,500 he received in consideration for services he performed as our corporate secretary.

MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Pre-Approval Policy for Audit and Non-Audit Services

Our Audit Committee must pre-approve all audit and non-audit services involving Kaufman, Rossin & Co., P.A., the Company's independent auditors.  In addition to audit work necessary for the Company to file required reports under the Exchange Act (i.e., quarterly reports on Form 10-QSB and annual reports on Form 10-KSB), the Company's independent auditors may perform non-audit services other than those prohibited by the Sarbanes-Oxley Act of 2002, provided that they are pre-approved by the Audit Committee.Non-audit services that our independent accountants may not provide include:  bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinions or contribution-in-kind reports; actuarial services; internal audit outsourcing services; and legal services and expert services unrelated to the audit.

Our Audit Committee typically meets to review and approve the audit scope concerning the audit of the Company's financial statements to be filed with the Securities and Exchange Commission, including the audit fees associated with this service. Furthermore, the fees and terms of permitted non-audit services that are recurring, if any, must be approved by the Audit Committee.

Proposals for other (i.e., non-recurring) non-audit services to be performed by the Company's independent auditors that are allowable in accordance with this policy must be pre-approved by the Audit Committee.  The Company's chief financial officer will review for compliance with this policy and obtain necessary pre-approvals.

Report of the Audit Committee

The report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by Forward under the Securities Act of 1933 or the Exchange Act.

The Audit Committee oversees our accounting and financial reporting process on behalf of the Board of Directors.  Our management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of disclosure controls and procedures and internal controls over financial reporting.

The following three paragraphs pertain to the audited financial statements as of and for the fiscal year ended September 30, 2005.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements that are included in our Annual Report on Form 10-KSB, which review  included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.  The Committee reviewed with the independent registered public accountants, Kaufman, Rossin & Co., P.A., who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's application of accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.  In addition, the Committee discussed with Kaufman, Rossin its independence from management and from Forward, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with Kaufman, Rossin's  independence.

The Audit Committee discussed with Kaufman, Rossin & Co., P.A.  the overall scope and plans for its audits.  The Committee meets with Kaufman, Rossin & Co., P.A., with and without management present, to discuss the results of its examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's  financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005, for filing with the Securities and Exchange Commission.

Audit Fees

The following table sets forth the aggregate fees for professional services billed to us by Kaufman, Rossin & Co., P.A.   and Ernst & Young LLP, respectively, for professional services rendered in Fiscal 2005 and Fiscal 2004.

	Year Ended September 30,
	2005	2004
Audit Fees [1]....................................................	$122,000	$122,300
Audit-related Fees [2].........................................	15,400	0
Tax Fees [3]......................................................	0	0
Other Fees [4]...................................................	0	0
	$137,400	$122,300

This report is submitted on behalf of the members of the Audit Committee*:

Norman Ricken, Chairman
Bruce Galloway
Edwin A. Levy
Lou Lipschitz

____________________

*The report of the Audit Committee is dated December 6, 2005.

[1]       Includes fees billed for audit of our audited consolidated financial statements for the fiscal years ended September 30, 2005 and 2004, and for reviews performed with respect to our unaudited, quarterly consolidated financial statements published during such periods included in Form 10-QSB, including services that are normally provided by Kaufman, Rossin & Co., P.A. and Ernst & Young, respectively,  in connection with statutory and regulatory filings, such as the issuance of consent letters.

[2]       Includes the aggregate fees billed for the fiscal years ended September 30, 2005 and 2004, for assurance and related services by Kaufman, Rossin & Co., P.A. and Ernst & Young, respectively, that are reasonably related to the performance of the audit or review of Forward's financial statements and not reported under Audit-related Fees. The Company paid $15,400 to Kaufman, Rossin & Co., P.A. in Fiscal 2005 to review preliminary documentation relating its internal controls.

[3]       Includes the aggregate fees billed for the fiscal years ended September 30, 2005 and 2004, for tax compliance and tax advice including preparation and filing of the Company's U.S. Federal and state income tax returns by Kaufman, Rossin & Co., P.A.  and Ernst & Young, respectively.  The Company incurred no such cost in either period.

[4]       Includes the aggregate fees billed for the fiscal years ended September 30, 2005 and 2004, by Kaufman, Rossin & Co., P.A. and Ernst & Young, respectively  and not included in the other categories included in the table. The Company incurred no such cost in either period.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Appointment of Accountants

Our Board of Directors is recommending to shareholders that they ratify the appointment of Kaufman, Rossin & Co., P.A., as Forward's independent registered public accounting firm for the fiscal year ending September 30, 2006.

On December 20, 2004, we dismissed our former independent registered public accounting firm, Ernst & Young LLP, and on December 22, 2004, we engaged Kaufman, Rossin & Co., P.A., as our independent registered public accounting firm for the fiscal year ended September 30, 2005.  Ernst & Young LLP served as our independent registered public accountants for each of the four fiscal years ended September 30, 2004.  Our Audit Committee recommended the dismissal of Ernst & Young LLP and the appointment of Kaufman, Rossin & Co., P.A., and the Board of Directors unanimously approved these recommendations.

Neither the report of Ernst & Young LLP with respect to the Company's financial statements for the fiscal years ended September 30, 2004, nor that of Kaufman, Rossin & Co., P.A. with respect to the Company's financial statements for the fiscal year ended September 30, 2005, contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles.

There was no disagreement between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Representatives of Kaufman, Rossin & Co., P.A. will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Shareholder Vote Required

The affirmative vote by a majority of the votes of Common Stock cast at the Annual Meeting by holders of shares present in person or by proxy is required to ratify the appointment of Kaufman, Rossin & Co., P.A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KAUFMAN, ROSSIN & CO., P.A., AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF FORWARD FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2006, WHICH IS DESIGNATED AS PROPOSAL 3 ON THE ENCLOSED PROXY CARD.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2006

Shareholder proposals intended to be considered for inclusion in the proxy statement and form of proxy for presentation at our 2006 annual meeting of shareholders (intended to be held in April 2007) in accordance with the procedures set forth in Rule 14a-8 under the Exchange Act must be sent to our offices at 1801 Green Road, Suite E, Pompano Beach, Florida 33064, addressed to the attention of our Corporate Secretary/Annual Meeting, and must be received not later than November 2, 2006.  All proposals must comply with applicable Securities and Exchange Commission rules and regulations

The proxy card issued with the Company's proxy statement for the annual meeting in April 2007 will confer discretionary authority to vote for or against any proposal made by a shareholder at the annual meeting and which is not included in the Company's proxy statement. However, under the rules of the Securities and Exchange Commission and the Company's By-laws, such discretionary authority may not be exercised if the shareholder proponent has given the secretary of the Company notice of such proposal prior to February 25, 2007, and certain other conditions provided for in the Commission's rules and the Company's By-laws have been satisfied.

Outside the processes of Rule 14a-8 under the Exchange Act, our by-laws  establish an advance notice  procedure for shareholders to make  nominations  of  candidates  for  election  of  director or to bring other business before our annual meeting.  In general, under these procedures,  a shareholder that proposes to nominate a candidate for director or propose  other  business at an annual meeting of shareholders  must give us written notice of such  nomination  or  proposal  not less  than 60 days and not more than 90 days prior to the anniversary date of the prior year's annual meeting (unless the meeting date has changed by 30 days or more from the previous year); provided, however, that in respect of shareholder nominations for directors, in the event that the number of directors to be elected to the Board of Directors is increased and if all nominees for director, or the fact of the increase in number, is not publicly announced at least 70 days' prior to the first anniversary of the preceding year's annual meeting, then a nomination must be made not later than the 10th day  following  the  first date of public disclosure of all such nominees or such increased number of directors. Such notice must provide certain information  as specified  in our by-laws and must be received at our  principal executive offices by the deadline specified above.  See Proposal 1: Election of Directors-Nominees for Election as Directors" and "Structure and Practices of the Board of Directors-Nominating Committee."

OTHER MATTERS

The Board of Directors is not aware of any matter other than those set forth in this proxy statement that will be presented for action at the Annual Meeting.  If other matters properly come before the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote the shares of Common Stock they represent in accordance with their best judgment in the interest of Forward.

Indemnification Insurance

                New York law permits a corporation to purchase insurance covering a corporation's obligation to indemnify directors and officers and also covering directors and officers individually, subject to certain limitations, in instances in which they may not otherwise be indemnified by the corporation. The Company maintains insurance policies from American International Group, Inc., Ace American Insurance Company, and Chubb Insurance in respect of indemnification of officers and directors and also covering indemnification for officers and directors individually in certain cases where additional exposure might exist. The policies expire June 15, 2006. The annual premium cost of the policies was $148,400.

WE UNDERTAKE TO PROVIDE TO EACH SHAREHOLDER WITHOUT CHARGE BY FIRST CLASS MAIL WITHIN ONE BUSINESS DAY OF WRITTEN OR ORAL REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, FORWARD INDUSTRIES, INC., 1801 GREEN ROAD, SUITE E, POMPANO BEACH, FLORIDA 33064, AND ORAL REQUESTS SHOULD BE MADE TO FORWARD AT (954) 419-9544.

FORWARD INDUSTRIES, INC.
Annual Meeting of Shareholders - April 27, 2006
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Forward Industries, Inc., a New York corporation ("Forward"), hereby constitutes and appoints Michael Schiffman, Jerome E. Ball and Steven Malsin, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of Common Stock of Forward at Forward's Annual Meeting of Shareholders (the "Annual Meeting") which the undersigned held on March 6, 2006, the record date for the Annual Meeting, to be held at the offices of Forward Industries, Inc., 1801 Green Road, Suite E, Pompano Beach, Florida 33064 on April 27, 2006, 11:00 a.m., Eastern Daylight Time, and at any postponements or adjournments thereof, on any and all of the matters contained in the Notice of Annual Shareholders Meeting, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED, DATED AND TIMELY SUBMITTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE BOARD'S NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR THE PROPOSAL TO APPROVE THE FORWARD INDUSTRIES, INC. 2006 RESTRICTED STOCK PLAN, AND FOR THE PROPOSAL TO RATIFY THE REAPPOINTMENT OF KAUFMAN, ROSSIN & CO., P.A. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF FORWARD FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2006 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE, WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be signed and dated on the other side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

FORWARD INDUSTRIES, INC.

April 27, 2006

MAIL -Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE -Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER
- OR -
INTERNET -Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE DIRECTORS RECOMMEND A VOTE "FOR" ALL BOARD NOMINEES FOR ELECTION OF DIRECTORS AND "FOR" ITEM 2 AND "FOR" ITEM 3.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:		2.	Proposal to approve the Forward Industries, Inc. 2006 Restricted Stock Plan.	FOR	AGAINST	ABSTAIN
NOMINEES:
☐ FOR ALL NOMINEES	¡Jerome E. Ball			☐	☐	☐
¡Bruce Galloway
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡Edwin A. Levy ¡Louis Lipschitz
☐ FOR ALL EXCEPT (See instructions below)	¡Norman Ricken ¡Douglas Sabra ¡Michael Schiffman	3.	Proposal to ratify the re-appointment of Kaufman, Rossin & Co., P.A. as the independent registered public accounting firm of Forward for the fiscal year ending September 30, 2006.	FOR	AGAINST	ABSTAIN
				☐	☐	☐

INSTRUCTIONS:	To grant authority to vote for all nominees, mark "FOR ALL NOMINEES". To withhold authority to vote for all nominees, mark "WITHHOLD AUTHORITY". To withhold authority to vote for any one or more individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to the name or names of the nominee(s) you wish to withhold, as shown here. ■	In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder Date:		Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY STATEMENT EXHIBIT 1

FORWARD INDUSTRIES, INC.

2006 RESTRICTED STOCK PLAN

     1. Purpose. The purpose of the Forward Industries, Inc. 2006 Restricted Stock Plan (the "Plan") is to promote and further the growth and profitability of the Company by offering incentives to selected key personnel and directors who have the capacity for contributing in substantial measure toward the growth and profitability of the Company and to attract and retain such key individuals.  The Plan has been adopted and approved by the Board of Directors and shall become effective as provided in Section 14 hereof.

     2. Definitions. For purposes of the Plan the following terms shall have the indicated meanings unless otherwise expressly provided or unless the context otherwise requires:

     (a) "Award" means an award of Restricted Stock pursuant to the provisions of the Plan.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Certificate" means either a physical paper stock certificate or electronic book entry or other electronic form of account entry evidencing the ownership of shares of Restricted Stock acquired as a result of an Award.  Such Certificates shall bear a restrictive legend, as set forth herein.

    (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(e) "Committee" means a committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is (1) an "outside director" within the meaning of Section 162(m) of the Code, (2) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, and (3) an "independent director" as defined in The Nasdaq Stock Market Rule 4200.   Unless otherwise determined by the Board of Directors from time to time, the Committee shall mean the Compensation Committee of the Board of Directors or such other committee of the Board as may be appointed by the Board to administer the Plan in accordance with Section 3 hereof, provided in each case that its membership satisfies the foregoing qualifications.

     (f) "Company" means Forward Industries, Inc., a New York corporation.

     (g) "Corporate Change in Control" means the first to occur of the following events:

        (i) any Person or group  (as such terms are defined in the Exchange Act and regulations thereunder) is or becomes the beneficial owner (as defined in the Exchange Act or regulations thereunder), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or group any securities acquired directly from the Company or its Affiliates (as such term is defined in the Exchange Act) representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any Person or group who becomes such a beneficial owner in connection with a transaction which is a merger or consolidation;

        (ii) the election to the Board, without the recommendation or approval of a majority of the incumbent Board (as of the date on which the Plan becomes effective), of directors constituting a majority of the number of directors of the Company then in office, provided, however, that directors whose election or appointment following such effective date is recommended or approved by a majority of the members of the incumbent Board shall be deemed to be members of the incumbent Board for purposes hereof, provided further that directors whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company will not be considered as members of the incumbent Board for purposes of this paragraph (ii); or

        (iii) the occurrence of any other event which the incumbent Board of Directors in its sole reasonable discretion determines should be considered a Corporate Change in Control.

     (h) "Covered Employee" means an employee within the meaning set forth in Section 162(m) of the Code.

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     (i) "Director" means an individual serving on the Board as a result of the election by shareholders or appointment by incumbent directors.

     (j) "Employee" means any individual employed by the Company or any Subsidiary.

     (k) "Exchange Act" means the United States Securities Exchange Act of 1934.

     (l) "Grantee" means an Employee, Director, or Officer to whom an Award has been granted hereunder.

     (m) "Performance Goals" means, and shall be based on, one or more of the following business criteria: revenue growth; net income; earnings per share; earnings before any one or more of the following items: interest, taxes, depreciation or amortization; operating or pre-tax income; cash flow; return on equity; return on invested capital; return on assets; cost reductions or savings; funds from operations; appreciation in the market value of Shares; product market share.  Where applicable, Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, as determined by the Committee. The Performance Goals may be subject to a threshold level of performance below which no vesting will occur, levels of performance at which specified vesting will occur, and a maximum level of performance above which full vesting will occur. Each of the Performance Goals shall be determined, where applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

     (n) "Permanent Disability" means permanent and total disability of the Grantee, as determined by the Committee in accordance with uniform and non discriminatory standards adopted by the Committee, in the absence of which the provisions of Section 22(e)(3) of the Code shall apply.

     (o) "Restricted Stock" means the Shares awarded upon the terms and conditions and subject to the restrictions set forth in Section 6 and in the Grantee's Restricted Stock Agreement.

     (p) "Restricted Stock Agreement" means the agreement pursuant to which Restricted Stock is issued in accordance with Section 6, a form of which, subject to completion by appropriate insertions, modifications, restrictions, and limitations, as determined by the Committee in its sole discretion, provided that such insertions, modifications, restrictions, and limitations are not inconsistent with the terms of the Plan, is attached hereto as Exhibit A.

     (q) "Shares" means shares of Common Stock, par value $.01 per share, of the Company.

     (r) "Subsidiary" means any corporation or business trust the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

     (s) "Termination of Employment" means the time when the employee-employer relationship between the Employee and the Company and its Subsidiaries is terminated for any reason, including, but not limited to, a termination by resignation (including retirement), discharge, death, Permanent Disability or the disaffiliation of a Subsidiary, but excluding any such termination where there is a immediate reemployment (other than part time employment or consulting) by either the Company or one of its Subsidiaries.

     (t) "Transfer Restrictions" means the restrictions on transfer on Restricted Stock set forth in Section 6 hereof.

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     3. Administration of the Plan.  (a) Committee. The Plan shall be administered by the Committee.  The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the number of Awards to be granted, the number of Shares to which an Award may relate and the terms, conditions, restrictions, limitations, and (as applicable) Performance Goals relating to any Award, whether or not specifically set forth in the Plan; to determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, exchanged, or surrendered; to make adjustments in any applicable Performance Goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Restricted Stock Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(b) Committee Action. The Committee may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting vesting after Termination of Employment or service to the Company or a Subsidiary and, except as otherwise provided herein, adjust any of the terms of any Award. The Committee may also accelerate the vesting date or waive or adjust any condition or restriction imposed hereunder with respect to the vesting of an Award, provided that the Committee determines that such acceleration, waiver or other adjustment is in the best interests of the Company and necessary or desirable in light of extraordinary circumstances. No amendment of an outstanding Award may adversely affect the terms of a Grantee's Award without the Grantee's written consent.  Notwithstanding anything in the Plan to the contrary, no Award outstanding under the Plan may be re-priced, re-granted through cancellation or exchange, or otherwise amended to reduce the price applicable thereto (other than with respect to adjustments made in connection with a transaction or change in the Company's capitalization applicable to all shareholders on a pro rata basis) without the approval of the Company's shareholders.

(c) Members Protected. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made with respect to the Plan, unless such action, determination, or interpretation constitutes criminal misconduct, gross negligence or demonstrates bad faith, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

     4. Plan Limitations; Shares Subject to the Plan. (a) Share Limit. The maximum number of shares of Restricted Stock that may be issued or transferred under the Plan shall be 400,000 shares of Restricted Stock, subject to adjustment pursuant to the provisions of Section 8.  Such shares may be authorized but unissued Shares or authorized or issued Shares held in the Company's treasury.  Any shares of Restricted Stock that have been awarded under the Plan but are subsequently forfeited, surrendered, or otherwise revert to the Plan pursuant to the provisions hereof or of an Award may again be issued as Awards under the Plan.

(b) Grantee Limit. The total number of shares of Restricted Stock subject to one or more Awards awarded to any one Grantee in any tax year of the Company shall not exceed 200,000 Shares subject to adjustment as provided in Section 8.

     5. Eligibility for Participation. The Committee shall from time to time in its absolute discretion select Grantees from among those persons who, in the opinion of the Committee are in a position to contribute materially to the growth and success of the Company.

     6. Restricted Stock Awards. (a) Grant of Award. The Committee may, from time to time, grant Awards to eligible Employees, Directors, and Officers.   Each Award shall be evidenced by a Restricted Stock Agreement between the Company and the Grantee, which Agreement shall contain terms prescribed by the Plan and such other terms and conditions, limitations, and restrictions as the Committee may deem necessary or advisable. The purchase price, if any, of Restricted Stock awarded under the Plan shall be set forth in the Restricted Stock Agreement and shall not be less than the amount required for the issuance of fully paid, non-assessable Shares under the Certificate of Incorporation of the Company.  To the extent permissible by law, the award of Restricted Stock shall be made in consideration of the services of the Grantee.

(b) Vesting. At the time of the Award of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such Award. The Committee may divide Awards into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 6(c) are satisfied, upon the occurrence of the vesting date with respect to a share of Restricted Stock, such Share shall vest and the Transfer Restrictions shall lapse.

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(c) Conditions. At the time of an Award, the Committee may impose such restrictions or conditions to the vesting of such Shares as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Goals.  If the conditions or restrictions pertaining to an Award are not satisfied and vesting does not occur, the Award shall be forfeited and the Restricted Shares shall revert to the Plan as authorized but unawarded Shares.  To the extent that an Award made to a Covered Employee is performance based and is intended to satisfy the criteria set forth in Code Section 162(m), it shall be based on and subject to achievement of the Performance Goals as set forth in the Restricted Stock Agreement relating to such Award.  To the extent that an Award of Restricted Stock is to vest based upon the continued employment of the Participant, such Award shall vest pursuant to a schedule as the Committee may determine in its sole discretion.

(d) Restrictions. Restricted Stock shall be subject to the following restrictions:

     (i) no Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during such time as such Restricted Stock is subject to the restrictions provided in this Section 6;

     (ii) The restrictions with respect to the Restricted Stock shall lapse in accordance with the provisions hereof and as established by the Committee and set forth in each Grantee's Restricted Stock Agreement.

     (iii) Each Certificate issued with respect to Restricted Stock shall be registered in the name of the Grantee and deposited, together with a stock power duly executed in blank by the Grantee, with the Company or, if the Committee so specifies, with a third party custodian or trustee, and shall bear the following, or a similar, legend:

"The transferability of this certificate and the shares of Common Stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in the Forward Industries, Inc. 2006 Restricted Stock Plan  and the Restricted Stock Agreement entered into between the registered owner and Forward Industries, Inc. A copy of such Plan and Agreement are on file in the offices of Forward Industries Inc., 1801 Green Rd., Suite E., Pompano Beach, Fl., 33064."

    (iv) Awards of Restricted Stock granted to Covered Employees (or employees who, in the Committee's determination, may become Covered Employees) that are performance based shall vest only after the attainment of Performance Goals has been certified by the Committee.

     (e) Certificates. Upon the vesting of Shares of Restricted Stock and at the expiration of the restrictions provided herein and in the Restricted Stock Agreement, the Company will cause a new Certificate to be delivered to the Grantee (or in the case of the Grantee's death (where the Committee has determined that unvested Shares under an Award shall not be subject to forfeiture) to his or her legal representative, beneficiary or heir), free of any legend provided herein for such number of Shares as to which such restrictions shall have lapsed; provided, however, that the Company shall not be required to issue fractional Shares.

     (f) Rights of Grantee. During the applicable period of restriction as to any Restricted Stock, a Grantee shall be the record owner thereof and shall be entitled to vote such Shares and receive all dividends and other distributions paid with respect to such Shares; provided that if any such dividend or distribution is paid in Shares, the Shares so received shall be subject to the same restrictions as the Restricted Stock with respect to which such dividend or distribution was paid.  The Committee in its discretion may require that any dividends paid on Restricted Stock be held in escrow until all restrictions or conditions to the vesting of such Shares have lapsed, and the Committee may provide in the agreement such other restrictions terms or conditions with respect to the treatment and holding of any shares, cash or other property that may be received as consideration or in exchange for Restricted Stock.

     (g) Rights Upon Issuance. No person shall have any rights as a shareholder with respect to any Shares covered by or relating to any Award until the date of issuance of a Certificate with respect to such Shares. Except as otherwise expressly provided in Section 8, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such Certificate.

     (h) Termination of Relationship. Unless the Committee otherwise determines in its sole discretion, upon Termination of Employment or other relationship between the Grantee and the Company or any Subsidiary of the Company (or the successor of any such company) for any reason, all Restricted Stock as to which the restrictions thereon shall not have lapsed shall be immediately forfeited to the Plan as authorized but unawarded Shares; provided, however, the Committee may not so act in the case where the Employment or other relationship is terminated for cause.

    (i) Change of Control.  In the event of a Corporate Change of Control, the Committee may, in its discretion, and subject to compliance with the other terms and conditions of the Plan, determine that the vesting schedule in respect of one or more Awards may be accelerated.

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    7. Amendment of the Plan. The Board may at any time and from time to time modify or amend the Plan in any respect; provided, that without approval of the shareholders of the Company the Board may not increase the maximum number of shares of Restricted Stock that may be awarded under the Plan (other than increases due to adjustments in accordance with Section 8), materially modify the requirements as to eligibility for participation in the Plan, or otherwise materially increase the benefits accruing to participants under the Plan; and provided, further, that shareholder approval shall be required for any such amendment if and to the extent the Board of Directors determines that such approval is appropriate or necessary for purposes of satisfying Section 162(m) or Section 422 of the Code or Rule 16b-3 under the Exchange Act or other applicable law or the requirements of any securities exchange upon which the securities of the Company trade. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 3, which discretion may be exercised without amendment to the Plan.  Any modification or amendment to the Plan shall not, without the written consent of any Grantee, adversely affect the Grantee's rights under an outstanding Award granted prior to such modification or amendment.

     8. Dilution and Other Adjustments. In the event of any change in the number of outstanding Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change affecting all shareholders on a pro rata basis, the Committee shall make such adjustments, if any, as it deems necessary, appropriate, and equitable in the aggregate number or kind of Restricted Stock or other stock or securities which may be awarded pursuant to the Plan, and in the terms and restrictions of each outstanding Award affected thereby. Such adjustments shall be conclusive and binding upon all parties concerned, absent manifest error.

     9. Tax Matters. (a) Withholding.  The Company shall deduct from each Grantee's salary or wages, or, at the option of the Grantee, the Grantee shall pay to the Company, the amount of any tax required by any governmental authority to be withheld on account of an Award or the lapse of restrictions on Restricted Stock. The Committee may, in its sole discretion, permit a Grantee the right to satisfy, in whole or in part, any tax withholding requirement resulting from the lapse of restrictions by electing to require the Company to purchase that number of unrestricted Shares designated by the Grantee at a price equal to the closing price for Shares, as reported for consolidated transactions on the NASDAQ (or any stock exchange on which the Shares are listed), on the date of lapse of restrictions, or if not traded on such day on the next preceding day on which trading occurred. The Company shall not be required to deliver a Certificate for any Shares as to which restrictions shall have lapsed until all such taxes shall have been paid by the Grantee or the person entitled thereto. The Company shall have the right, but not the obligation, to sell or withhold such number of Shares distributable to the person entitled to such distribution as will provide assets for payment of any tax so required to be paid by the Company for such person unless, prior to such sale or withholding, such person shall have paid to the Company the amount of such tax. Any balance of the proceeds of such a sale remaining after the payment of such taxes shall be paid over to such person. In making any such sale, the Company shall be deemed to be acting on behalf and for the account of such person.

(b) Section83(B) Election. Each Grantee shall deliver to the Company a signed copy of any instrument, letter, or other document the Grantee may execute and file with the Internal Revenue Service evidencing the Grantee's election under Section 83(b)(2) of Code to treat the receipt of any Restricted Stock as includable in the Grantee's gross income in the year of receipt. The Grantee shall deliver a copy of any such instrument of election to the Company not later than the date on which any such election is required to be made in accordance with the appropriate provisions of the Code or applicable Regulations thereunder.

     10. Applicable Laws and Regulations. (a) Issuance. The Company's obligation to issue any Shares or deliver any Certificate pursuant to an Award shall be subject to such compliance as the Committee in its sole discretion deems necessary or advisable with respect to the listing of such Shares upon the Nasdaq SmallCap Market, or such other market or securities exchange on which the Shares may then be listed, the registration or qualification of such Shares under any federal or state law, or the rulings or regulations of any governmental regulatory body, or the obtaining of any approval or consent from any federal state or other governmental agency.

(b) Transfer. The transfer of any Shares hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the NASDAQ SmallCap Market or such other market or securities exchange on which the Shares may be listed. The Committee may, in its sole discretion, defer the effectiveness of any transfer of Shares hereunder in order to allow their issuance to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Grantee (or a permitted transferee of such person) in writing of its decision to defer the effectiveness of a transfer.

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     11. Employment or Other Rights. Nothing in the Plan or in any Restricted Stock Agreement shall confer upon any Grantee the right to continue in the employ of the Company or its Subsidiaries or shall interfere with or restrict in any way the rights of the Grantee's employer to discharge the Grantee at any time for any reason whatsoever, with or without cause, subject to such rights, if any, as the Grantee may have under an effective employment agreement with the Company or Subsidiary.  No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award at any time shall neither require the Committee to grant any other Award to any other person at any time or preclude the Committee from making subsequent grants to such Grantee or any other person.

     12. Transferability. The Committee may direct that any Certificate evidencing Shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such Shares, including without limitation the legend contemplated by Section 6(d). Awards granted under the Plan shall not be transferable by a Grantee other than (i) by will or by the laws of descent and distribution (subject to the Committee's action to permit vesting and transfer in such cases), or (ii) pursuant to a qualified domestic relations order, as defined by the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder, or (iii) as otherwise determined by the Committee in its sole discretion. The designation of a beneficiary of an Award by a Grantee shall not be deemed a transfer prohibited by this Section 12.  An Award may not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Award contrary to the provisions of this Section 12, or the levy of any attachment or similar process upon an Award, shall be null and void. No transfer of an Award by will or the laws of descent and distribution (subject to the Committee's action to permit vesting and transfer in such cases) or as otherwise permitted by this Section 12, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Grantee and to be bound by the acknowledgments made by the Grantee in connection with the grant of the Award.

     13. Dissolution or Liquidation of the Company. Immediately prior to the dissolution or liquidation of the Company other than in connection with transactions to which Section 8 is applicable, all Awards granted hereunder as to which Restricted Stock shall not have vested shall terminate and become null and void and shall be forfeited immediately prior to such dissolution or liquidation.

     14. Effectiveness; Term of Plan. The Plan shall become effective upon, and its effectiveness is subject to, the approval of the shareholders of the Company at a duly called meeting thereof.  After effectiveness, the Board may, at any time, suspend or terminate the Plan.  The Plan shall terminate upon the granting of Awards equaling the maximum number of Shares that may be awarded under the Plan, and thereafter the function of the Committee will be limited to the administration of Restricted Stock Agreements. Each Award shall remain in effect until the restrictions on Restricted Stock have lapsed or the Restricted Stock shall revert to the Company in accordance with the terms hereof. No termination of the Plan shall, without the written consent of the Grantee, adversely affect the rights or obligations under Awards previously granted.  Unless extended or earlier terminated by the Board, the right to grant Awards under the Plan shall terminate on the tenth anniversary of shareholder approval of the Plan.  Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan and the applicable Restricted Stock Agreement.

     15. Applicable Law. The Plan shall be construed and enforced in accordance with the law of the State of New York, without reference to its principles of conflicts of law.

     16. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     17. Beneficiary. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall, subject to the Committee's action to permit vesting and transfer, be deemed to be the Grantee's beneficiary.

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     18. Interpretation; Special Rules. The Plan is designed and intended to comply, to the extent applicable to performance-based Awards made under the Plan, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply. The Plan is also intended to comply with the provisions of Section 409A of the Code, and all provisions hereof shall be construed in a manner to so comply.  Notwithstanding anything in the Plan or a Restricted Stock Agreement to the contrary, any provision of an Award that is subject to Section 409A but that does not comply with the requirements of such section shall be null and void and of no force or effect and the Committee shall, upon notice of such non-compliance and in its complete discretion, amend and reform such provision or provisions so as to comply with the provisions of Section 409A. Subject to Section 162(m) and Section 409A of the Code and Section 16 of the Exchange Act, to the extent the Committee deems it necessary, appropriate, or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules applicable to Awards granted to Grantees who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and grant Awards (or amend existing Awards) in accordance with those rules.

     19. Severability. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Adopted by the Board of Directors on February 2, 2006, and by the shareholders of the Company on ____________.

Forward Industries, Inc. A New York corporation

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EXHIBIT A TO THE
FORWARD INDUSTRIES, INC.
2006 RESTRICTED STOCK PLAN

RESTRICTED STOCK AGREEMENT

     RESTRICTED STOCK AGREEMENT ("Agreement"), effective as of _______, 20__, between Forward Industries, Inc., a New York corporation (the "Company"), and ________________, residing at __________________ (the "Grantee").

     WHEREAS, pursuant to the provisions of the Company's 2006 Restricted Stock Plan (the "Plan"), the Compensation Committee of the Board of Directors of the Company (the "Committee") administers the Plan (the "Plan"); and

     WHEREAS, the Committee has determined that the Grantee be granted a Restricted Stock Award under the Plan for the number of Shares (as defined herein) and upon the terms set forth below;

     NOW, THEREFORE, the Company and the Grantee hereby agree as follows:

     1. Grant of Award. The Grantee is hereby granted an Award under the Plan (the "Award"), subject to the terms and conditions hereinafter set forth, with respect to___ shares of the Company's Common Stock, $0.01 par value per share (the "Shares").  The Grantee shall be issued stock Certificates evidencing the Restricted Stock covered by the Award. Such Certificates shall be registered in the name of the Grantee, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to this Award, substantially in the following form:

""The transferability of this certificate and the shares of Common Stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in the Forward Industries, Inc. 2006 Restricted Stock Plan and the Restricted Stock Agreement entered into between the registered owner and Forward Industries, Inc. A copy of such Plan and Agreement are on file in the offices of Forward Industries Inc., 1801 Green Rd. Suite E. Pompano Beach, Fl., 33064."."

     The Certificates evidencing such Restricted Stock shall be held in custody by the Company or, if specified by the Committee, with a third party custodian or trustee, until the restrictions thereon shall have lapsed, and, as a condition of this Award, the Grantee shall deliver a stock power, duly endorsed in blank, relating to the Shares covered by this Award.  If the Certificates are issued in book entry form, the Company's transfer agent shall have custody of the Certificates and maintain the records relating to same.

     2. Transfer Restrictions. Except as expressly provided herein or in the Plan, this Award and the Shares of Restricted Stock issued with respect to this Award are non-transferable otherwise than (i) by will or by the laws of descent and distribution (subject to the Committee's action to permit vesting and transfer in such cases), or (ii) pursuant to a qualified domestic relations order, as defined by the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder, or (iii) as otherwise determined by the Committee. The designation of a beneficiary of an Award by a Grantee shall not be deemed a transfer prohibited by this Section 2.  This Award and the Shares relating thereto may not otherwise be assigned, pledged or hypothecated or otherwise disposed of and shall not be subject to execution, attachment or similar process; any such action shall be null and void.   If the Award and Shares become subject to any such assignment, pledge, hypothecation, disposition, execution, attachment, or similar process, unless the Committee discretion otherwise determines in its sole discretion, upon such action the Award shall immediately become null and void and the shares of Restricted Stock relating thereto shall be forfeited.

     3. Restrictions.  Subject otherwise to the provisions of Section 6 of the Plan, the restrictions on the shares of Shares covered by this Award shall lapse and such shares shall vest upon the following schedule: [INSERT]. Upon Termination of [SPECIFY Employment OR OTHER RELATIONSHIP]of the Grantee with the Company or any Subsidiary of the Company (or the successor of any such company) for any reason, the Grantee shall forfeit all rights in shares of Restricted Stock as to which the restrictions thereon shall not have lapsed, and the ownership of such shares shall immediately vest in the Company. [MODIFY AND/OR ADD ADDITIONAL RESTRICTIONS, AS PER COMMITTEE DETERMINATION WITH RESPECT TO AWARD, INCLUDING PERFORMANCE GOALS, AS APPLICABLE]

     4. Voting and Dividend Rights. During the period in which the restrictions provided herein and Section 6 of the Plan are applicable to the Shares covered by the Award, the Grantee shall have the right to vote such Shares and to receive any cash dividends paid with respect to such Shares.  The Committee in its discretion may require that any dividends paid on Restricted Stock be held in escrow until all restrictions or conditions to the vesting of such Shares have lapsed.  Any dividend or distribution payable with respect to Restricted Stock that shall be paid in Shares shall be subject to the same restrictions provided for herein. Any dividend or distribution (other than cash or Shares) payable on shares of Restricted Stock, and any consideration receivable for or in conversion of or exchange for shares of Restricted Stock, unless otherwise determined by the Committee, shall be subject to the terms and conditions of this Agreement or with such modifications thereof as the Committee may provide in its absolute discretion.

     5. Distribution Following End of Restrictions. Upon the expiration of the restrictions provided in Section 3 hereof as to any portion of the Restricted Stock, the Company will cause a new Certificate evidencing such amount of Shares to be delivered to the Grantee, or in the case of his death (subject to the Committee's action to permit vesting and transfer in such cases) to his or her legal representative, beneficiary or heir, free of the legend regarding transferability; provided, however, that the Company shall not be obligated to issue any fractional Shares.

     6. Tax Withholding and Other Matters. (a)The obligation of the Company to deliver any Certificate to the Grantee pursuant to Section 5 hereof shall be subject to the receipt by the Company from the Grantee of any withholding taxes required as a result of the grant of the Award or lapsing of restrictions thereon. Subject to the consent of the Committee, which may be granted or withheld in its sole discretion, the Grantee may satisfy all or part of such withholding tax requirement by electing to require the Company to purchase that number of  shares of Restricted Stock as to which the restrictions have lapsed designated by the Grantee at a price equal to the closing price for the Shares, as reported on the Nasdaq SmallCap Stock Market, or such other market or exchange on which the Shares may then be listed, on the date of lapse of the restrictions or, if the Shares did not trade on such day, on the next preceding day on which trading occurred.  Notwithstanding anything in the Plan or a Restricted Stock Agreement to the contrary, any provision of an Award that is subject to Section 409A but that does not comply with the requirements of such section shall be null and void and of no force or effect and the Committee shall, upon notice of such non-compliance and in its complete discretion, amend and reform such provision or provisions so as to comply with the provisions of Section 409A.

(b) Each Grantee shall deliver to the Company a signed copy of any instrument, letter or other document the Grantee may execute and file with the Internal Revenue Service evidencing the Grantee's election under Section 83(b)(2) of Code to treat the receipt of any Restricted Stock as includable in the Grantee's gross income in the year of receipt. The Grantee shall deliver a copy of any such instrument of election to the Company not later than the date on which any such election is required to be made in accordance with the appropriate provisions of the Code or applicable Regulations thereunder.

     7. Securities Laws Requirements. The Company shall not be required to issue Shares pursuant to the Award unless and until (a) such Shares have been duly listed upon each stock exchange on which the Company's Shares are then registered; and (b) the Company has complied with applicable federal and state securities laws in connection with such issuance.

     The Committee may require the Grantee to furnish to the Company, prior to the issuance of any Shares in connection with this Award, an agreement, in such form as the committee may from time to time deem appropriate, in which the Grantee represents that the Shares acquired by him under the Award are being acquired for investment and not with a view to the sale or distribution thereof and such other matters as the Committee may require.

     8. Incorporation of Plan Provisions. This Agreement is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein, and receipt of a copy of the Plan is hereby acknowledged. Capitalized terms not otherwise defined herein shall have the same meanings set forth for such terms in the Plan.

     9. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company, (b) shall be governed by the laws of the State of New York, and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Company and the Grantee. No contract or right of employment shall be implied by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement here on the date first above written.

FORWARD INDUSTRIES, INC.

By:

GRANTEE: